UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 5, 2013
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

QUALCOMM Incorporated (the "Company") held its 2013 Annual Meeting of Stockholders on March 5, 2013 (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders considered four proposals, each of which is described briefly below and in more detail in the Company's definitive proxy statement dated January 17, 2013. The final voting results for each proposal are set forth below.

Proposal 1:	To elect 11 directors to hold office until the 2014 annual meeting:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Barbara T. Alexander	1,110,723,296	123,670,244	4,148,514	230,016,581
Donald G. Cruickshank	1,206,193,594	28,558,499	3,789,961	230,016,581
Raymond V. Dittamore	1,198,100,825	36,654,289	3,786,940	230,016,581
Susan Hockfield	1,227,535,790	8,627,121	2,379,143	230,016,581
Thomas W. Horton	1,203,022,463	31,712,073	3,807,518	230,016,581
Paul E. Jacobs	1,166,375,075	65,271,500	6,895,479	230,016,581
Sherry Lansing	1,197,360,414	39,454,813	3,726,827	230,016,581
Duane A. Nelles	1,197,345,461	38,526,761	2,669,832	230,016,581
Francisco Ros	1,196,853,622	39,266,569	2,421,863	230,016,581
Brent Scowcroft	1,185,190,601	49,292,737	4,058,716	230,016,581
Marc I. Stern	1,182,924,618	51,183,354	4,434,082	230,016,581

Each of the foregoing nominees was elected and each received affirmative votes from more than a majority of the votes cast.

Proposal 2:	To approve the 2006 Long-Term Incentive Plan, as amended:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,109,454,225	124,293,729	4,794,100	230,016,581

The foregoing proposal was approved.

Proposal 3:	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the Company's fiscal year ending September 29, 2013:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,444,274,799	21,264,885	3,018,951	—

The foregoing proposal was approved.

Proposal 4:	Advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,157,954,248	67,154,456	13,433,350	230,016,581

The foregoing advisory vote was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	March 8, 2013	By:	/s/ William E. Keitel
William E. Keitel
Executive Vice President and Chief Financial Officer